EXHIBIT 4.1
                 FORM OF 8% CONVERTIBLE DEBENTURE


     NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES ARE RESTRICTED AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED EXCEPT IN ACCORDANCE WITH REGULATION S UNDER THE ACT, OR AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION OR EXEMPTION OR SAFE HARBOR THEREFROM.


No.                                                    US $
Date of Issue: February 18, 1997


                      SISKON GOLD CORPORATION

           8% CONVERTIBLE DEBENTURE DUE FEBRUARY 1, 1999


     THIS DEBENTURE is one of a duly authorized issue of up to a maximum aggregate of $450,000 in Debentures of SISKON GOLD CORPORATION, a corporation duly organized and existing under the laws of the State of California (the "Company") designated as its 8% Convertible Debenture Due February 1, 1999.

     FOR VALUE RECEIVED, the Company promises to pay to ______________, _______________, the registered holder hereof (the "Holder"), the principal sum of ____________________ United States Dollars ($_______) on or before February 1, 1999 (the "Maturity Date") and to pay interest on the principal sum outstanding from time to time in arrears on or before February 1, 1999 at the rate of 8% per annum accruing from the date of issue inscribed
hereon.   Accrual  of  interest shall commence on the first such business day to occur after the date of issue inscribed hereon until payment in full of the principal sum has been made or duly provided for. The Company may pre-pay this Debenture, subject to the Holder's right of conversion upon terms and conditions set forth herein, without a pre-payment penalty thereafter by paying the principal amount of this Debenture plus accrued interest in United States Dollars. Subject to the provisions of <para>4 below, the principal of, and interest on, this Debenture are payable at the option of the Company, in shares Class A Common Stock (the "Common Stock") of the Company or in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder from time to time. The Company will pay the principal of and interest upon this Debenture on or before the Maturity Date, less any amounts required by law to be deducted, to the registered holder of this Debenture as of the tenth day prior to the Maturity Date and addressed to such holder as the last address appearing on the Debenture Register. The forwarding of such check shall constitute a payment of interest hereunder and shall satisfy and discharge the liability for principal and interest on this Debenture to the extent of the sum represented by such check plus any amounts so deducted.

     This Debenture is subject to the following additional provisions:

     1. The Debentures are issuable in denominations of Ten Thousand Dollars ($10,000(USD)) and integral multiples thereof. The Debentures are exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holders surrendering the same.

No service charge will be made for such registration or transfer or exchange.

     2. The Company shall be entitled to withhold from all payments of principal of, and interest on, this Debenture any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments and Holder shall execute and deliver all required documentation in connection therewith.

     3. This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and other applicable state and foreign securities laws. In the event of any proposed transfer of this Debenture, the Company may require, prior to issuance of a new Debenture in the name of such other person, that it receive reasonable transfer documentation including opinions that the issuance of the Debenture in such other name does not and will not cause a violation of the Securities Act or any applicable state or foreign securities laws. Prior to due presentment for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

     4. The Holder of this Debenture is entitled, at its option, to convert at any time after forty five (45) days from the issuance of this Debenture up to one hundred percent (100%) of the principal amount of the Debenture(s) and accrued interest held by the Holder into Common Stock, at a conversion price per share equal to the lesser of (i) seventy five percent (75%) of the average closing high bid price of the Company's Common Stock quoted on the NASDAQ Stock Market (or such other market as may quote the Common Stock if the Common Stock is no longer quoted on the NASDAQ Stock Market) for the five (5) consecutive trading days immediately prior to the Initial Issue Date of this Debenture or (ii) seventy five percent (75%) of the average closing high bid price of the Company's Common Stock quoted on the NASDAQ Stock Market (or such other market as may quote the Common Stock if the Common Stock is no longer quoted on the NASDAQ Stock Market) for the five (5) consecutive trading days immediately prior to the Conversion Date as defined herein (the "Conversion Price"). Upon maturity, the Company may elect, by written notice given at least thirty (30) days prior to the Maturity Date, to convert the principal and all unpaid interest into Shares of Common Stock ("Mandatory Conversion") at the Conversion Price. Conversion shall be effectuated by surrendering the Debentures to be converted to the Company with the form of conversion notice attached hereto as Exhibit A, executed by the Holder of the Debenture evidencing such Holder's intention to convert this Debenture or a specified portion (as above provided) hereof, and accompanied, if required by the Company, by proper assignment hereof in blank. Interest accrued or accruing from the date of issuance to the date of conversion shall, at the option of the Company, be paid in cash or Common Stock upon conversion. No fraction of Shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded up to the nearest whole share. The date on which notice of conversion is given (the "Conversion Date") shall be deemed to be the date on which the Holder has delivered this Debenture, with the conversion notice duly executed, to the Company or, if earlier, the date set forth in such notice of conversion if the Debenture is received by the Company within three (3) business days therefrom. Facsimile delivery of the conversion notice shall be accepted by the Company at telephone number (916) 273-3933. Certificates representing Common Stock upon conversion will be delivered promptly after Conversion Date. Subject to the terms and conditions set forth in Section 3.2(a) of the Subscription Agreement, the Company shall issue shares of Common Stock to the Holder upon conversion of this Debenture free of restrictive legends.

     5. No provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the coin or currency, herein proscribed. This Debenture and all other Debentures now or hereafter issued of similar terms are direct obligations of the Company.

     6. No recourse shall be had for the payment of the principal of, or the interest on, this Debenture, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by, the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     7. If the Company merges or consolidates with another corporation or sells or transfers all or substantially all of its assets to another person and the holders of the Company's Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such merger, consolidation, sale or transfer, the Company and any such successor, purchaser or transferee shall amend this Debenture to provide that it may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Debenture might have been converted immediately before such merger, consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable. ln the event of any proposed merger, consolidation or sale or transfer of all or substantially all of the assets of the Company (a "Sale"), the Holder hereof shall have the right to convert by delivering a notice of conversion to the Company within fifteen (15) days of receipt of notice of such Sale from the Company. In the event the Holder hereof shall elect not to convert, the Company may prepay all outstanding principal and accrued interest on this Debenture, less all amounts required by law to be deducted, upon which tender of payment following such notice, the right of conversion shall terminate.

     8. The Holder of the Debenture, by acceptance hereof, agrees that this Debenture is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Debenture or the shares of Common Stock issuable upon conversion thereof except under circumstances which will not result in a violation of the Securities Act or any other applicable Blue Sky or foreign laws or similar laws relating to the sale of securities.

     9. This Debenture shall be governed by and construed in accordance with the laws of the State of California. The parties agree that any dispute or claim concerning this Debenture or arising therefrom or related thereto, including whether the dispute or claim is arbitrable, will be settled by arbitration. The arbitration proceedings shall be conducted in San Francisco, California, USA, under the Commercial Arbitration Rules of the American Arbitration Association in effect at the time a demand for arbitration under the rules is made. The decision of the arbitrators, including a determination of the amount of any damages suffered, shall be exclusive, final, and binding on both parties, their heirs, executors, administrators, successors, and assigns. The parties hereto consent to the jurisdiction of the Federal and State Courts in the State of California for purposes of confirming any arbitration award made pursuant hereunder.

     10.  The following shall constitute an "Event of Default":

          a. The Company shall default in the payment of principal or interest on this Debenture; or

          b. Any of the representations or warranties made by the Company herein, in the Subscription Agreement, or in any certificate or financial or other written statements heretofore or hereafter furnished by the Company in connection with the execution and delivery of this Debenture or the Subscription Agreement shall be false or misleading in any material respect at the time made; or

          c. The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of the Company under this Debenture, including, but not limited to, breach of the covenant to issue shares of the Company's Common Stock to the Holders upon conversion of this Debenture provided for in paragraph 4 above, and such failure shall continue uncured for a period of thirty (30) days after written notice from the Holder of such failure; or

          d. The Company shall (1) admit in writing its inability to pay its debts generally as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3) apply for or Consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

          e. A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

          f. Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or

          g. Any money judgment, writ or warrant of attachment, or similar process in excess of Two Hundred Thousand ($200,000) in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

          h. Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty
               (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

          i. The Company shall have the trading in its Common Stock delisted from all exchanges or over-the-counter markets.

Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Debenture immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

     11. As set forth herein and in the Subscription Agreement, the Company shall use its reasonable efforts to issue an deliver, within five
(5) business days after Holder has fulfilled all conditions and submitted all necessary documents duly executed and in proper form required for conversion, and all other terms and conditions set forth in the Subscription Agreement have been met or satisfied (the "Deadline"), to the Holder or any party receiving a Debenture by transfer from the Holder (together, a "Holder"), at the address of the Holder on the books of the Company, a certificate or certificates for the number of shares of the Company's Common Stock to which the Holder shall be entitled upon conversion pursuant to the provisions of paragraph 4 above.

     12. Nothing contained in this Debenture shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or receive notice as a shareholder in respect of any meeting of shareholders or any rights whatsoever as a shareholder of the Company, unless and to the extent converted in accordance with the terms hereof.

     IN WITNESS WHEREOF, the Company has cause this instrument to be duly executed by an officer thereunto duly authorized.

Dated: February 18, 1997

                                   SISKON GOLD CORPORATION


                                   By: __________________________________
                                        Timothy A. Callaway, President

ATTEST:

______________________________
Michael K. Epstein, Secretary

                                  EXHIBIT A


                            NOTICE OF CONVERSION

 (To Be Executed by the Registered Holder in order to Convert the Debenture)




     The undersigned hereby irrevocably elects to convert $___________ of the principal amount of the above Debenture No. ____ into Shares of Common Stock of SISKON GOLD CORPORATION (the "Company") according to the conditions hereof, as of the date written below.

     The undersigned represents that it is not a U.S. Person as defined in Regulation S promulgated under the Securities Act of 1933 and is not converting the Debenture on behalf of any U.S. Person.

Date of Conversion* _________________________________________________

Applicable Conversion Price ___________________________________________


Signature ________________________________________________________
                     (Name)

Address: _________________________________________________________

         _________________________________________________________


*This original Debenture and Notice of Conversion must be received by the Company by the third business date following the Date of Conversion.